HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2016
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 26, 2016.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Barry A. Porter	Jonathan M. Glaser	Robert L. Harris II
Managing General Partner, Clarity Partners L.P.	Managing Member, JMG Capital Management LLC	Executive Chairman, Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Richard B. Fried
Managing Member, Farallon Capital Management, L.L.C.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer and Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye		Elva Hernandez
SVP, Pacific Northwest		VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O'Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclay Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Ian Weissman	Richard Anderson	Blaine Heck
Credit Suisse	Mizuho Securities	Wells Fargo Securities
(212) 538-6889	(212) 205-8445	(443) 263-6516

Vikram Malhotra
Morgan Stanley
(212) 761-7064

RATING AGENCIES

Stephen Boyd	Ranjini Venkatesan	Anita Ogbara
Fitch Ratings	Moody’s Investors Service	Standard & Poor’s
(212) 908-9153	(212) 553-3828	(212) 438-5077

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” “our,” or “our Company”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. Our Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Number of office properties owned	53	54	53	53	25
Office properties square feet(1)	13,480,616	14,034,944	13,872,326	14,042,298	5,700,148
Stabilized office properties leased rate as of end of period(2)	95.8%	95.3%	94.5%	94.7%	93.7%
In-Service office properties leased rate as of end of period(3)	90.7%	90.1%	89.5%	88.8%	N/A
Number of Media & Entertainment properties owned	2	2	2	2	2
Media & Entertainment square feet(1)	879,652	879,652	879,652	879,652	879,652
Media & Entertainment leased rate as of end of period(4)	81.6%	78.5%	76.8%	76.5%	76.5%
Number of land assets owned	8	8	7	7	5
Land assets estimated square feet(5)	2,638,875	2,638,875	2,590,099	2,590,099	1,448,173
Market capitalization (in thousands):
Total debt(6)	$2,097,539	$2,278,445	$2,086,589	$2,116,974	$784,571
Series A Preferred Units	$10,177	$10,177	$10,177	$10,177	$10,177
Series B Preferred Stock	$—	$—	$145,000	$145,000	$145,000
Common equity capitalization(7)	$4,249,186	$4,116,264	$4,197,190	$4,135,927	$2,731,256
Total market capitalization	$6,356,902	$6,404,886	$6,438,956	$6,408,078	$3,671,004
Debt/total market capitalization	33.0%	35.6%	32.4%	33.0%	21.4%
Series A preferred units & debt/total market capitalization	33.2%	35.7%	32.6%	33.2%	21.6%
Common stock data (NYSE:HPP)
Range of closing prices(8)	$ 22.97 - 29.35	$ 27.40 - 30.97	$ 27.70 - 31.68	$ 28.22 - 33.95	$ 30.25 - 33.65
Closing price at quarter end	$28.92	$28.14	$28.79	$28.37	$33.19
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	145,894	145,946	145,902	145,849	79,713
Shares of common stock\units outstanding at end of period (in thousands)(10)	146,522	146,278	145,786	145,785	82,292
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. Please refer to the footnote on page 18 regarding the re-measurement of the media properties.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held-for-sale, and land properties described on pages 14, 16, and 17.

(3)
In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 13 and 14. Our Company has adopted an “in-service” office properties classification as of the three-month period ending June 30, 2015 in light of the April 1, 2015 acquisition of a significant number of lease-up properties.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes unamortized non-cash loan premium and deferred financing costs.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding, and dilutive shares multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stocks/units outstanding for the three-month periods ending March 31, 2016, December 31, 2015, September 30, 2015 and March 31, 2015 includes an estimate for projected executive stock grants under our 2013, 2014, 2015, and 2016 outperformance programs based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Projected 2013/2014/2015/2016 OPP stock grants”).

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding does not include any Projected 2013/2014/2015/2016 OPP stock grants or projected performance-based awards under our special one-time retention grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

Consolidated Balance Sheets (in thousands, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Total investment in real estate, net	$5,485,623	$5,483,318
Cash and cash equivalents	57,367	53,551
Restricted cash	20,011	18,010
Accounts receivable, net	16,600	21,159
Notes receivable, net	28,788	28,684
Straight-line rent receivables, net	65,294	59,636
Deferred leasing costs and lease intangible assets, net	311,846	318,031
Derivative assets	—	2,061
Goodwill	8,754	8,754
Prepaid expenses and other assets, net	27,401	27,292
Assets associated with real estate held for sale	17,435	233,539
TOTAL ASSETS	$6,039,119	$6,254,035

LIABILITIES AND EQUITY
Notes payable, net	$2,080,005	$2,260,716
Accounts payable and accrued liabilities	97,964	84,304
Lease intangible liabilities, net	86,614	95,208
Security deposits	22,364	21,302
Prepaid rent	32,972	38,245
Derivative liabilities	17,664	2,010
Liabilities associated with real estate held for sale	262	13,036
TOTAL LIABILITIES	2,337,845	2,514,821

6.25% series A cumulative redeemable preferred units of the operating partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 89,242,183 shares and 89,153,780 shares outstanding at March 31, 2016 and December 31, 2015, respectively	892	891
Additional paid-in capital	1,693,930	1,710,979
Accumulated other comprehensive loss	(10,568)	(1,081)
Accumulated deficit	(42,505)	(44,955)
Total Hudson Pacific Properties, Inc. stockholders’ equity	1,641,749	1,665,834
Non-controlling interest—members in consolidated entities	264,347	262,625
Non-controlling common units in the operating partnership	1,785,001	1,800,578
TOTAL EQUITY	3,691,097	3,729,037
TOTAL LIABILITIES AND EQUITY	$6,039,119	$6,254,035

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Office
Rental	$116,227	$41,576
Tenant recoveries	20,533	6,064
Parking and other	5,532	5,295
Total office revenues	142,292	52,935
Media & Entertainment
Rental	6,028	5,467
Tenant recoveries	199	240
Other property-related revenue	4,969	4,109
Other	49	73
Total Media & Entertainment revenues	11,245	9,889
Total revenues	153,537	62,824
Operating expenses
Office operating expenses	47,703	17,135
Media & Entertainment operating expenses	5,952	6,005
General and administrative	12,503	9,200
Depreciation and amortization	68,368	17,158
Total operating expenses	134,526	49,498
Income from operations	19,011	13,326
Other expense (income)
Interest expense	17,251	5,493
Interest income	(13)	(53)
Unrealized loss on ineffective portion of derivative instruments	2,125	—
Acquisition-related expenses	—	6,044
Other expense (income)	24	(41)
Total other expenses	19,387	11,443
(Loss) income before gain on sale of real estate	(376)	1,883
Gain on sale of real estate	6,352	22,691
Net income	5,976	24,574
Net income attributable to preferred stock and units	(159)	(3,195)
Net income attributable to restricted shares	(197)	(70)
Net income attributable to non-controlling interest in consolidated real estate entities	(1,945)	(1,502)
Net income attributable to common units in the operating partnership	(1,422)	(596)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$2,253	$19,211
Basic and diluted per share amounts:
Net income attributable to common stockholders’ per share—basic	$0.03	$0.25
Net income attributable to common stockholders’ per share—diluted	$0.03	$0.25
Weighted average shares of common stock outstanding—basic	89,190,803	76,783,351
Weighted average shares of common stock outstanding—diluted	89,597,803	77,330,351
Dividends declared per share of common stock	$0.200	$0.125

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

Quarter To Date	Three Months Ended
Funds From Operations (“FFO”)(1)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Net income (loss)	$5,976	$(2,745)	$(1,828)	$(36,083)	$24,574
Adjustments:
Depreciation and amortization of real estate assets	67,905	73,876	79,940	73,293	17,073
(Gain) loss from sale of real estate	(6,352)	—	(8,371)	591	(22,691)
FFO attributable to non-controlling interests	(4,162)	(3,696)	(3,494)	(3,696)	(3,312)
Net income attributable to preferred stock and units	(159)	(2,520)	(3,195)	(3,195)	(3,195)
FFO to common stockholders and unitholders	63,208	64,915	63,052	30,910	12,449
Specified items impacting FFO:
Acquisition-related (expense reimbursements) expenses	—	(106)	(83)	37,481	6,044
FFO (excluding specified items) to common stockholders and unitholders	$63,208	$64,809	$62,969	$68,391	$18,493

Weighted average common stock/units outstanding—diluted	145,894	145,946	145,902	145,849	79,713
FFO per common stock/unit—diluted	$0.43	$0.44	$0.43	$0.21	$0.16
FFO (excluding specified items) per common stock/unit—diluted	$0.43	$0.44	$0.43	$0.47	$0.23

Year To Date	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Funds From Operations (“FFO”)(1)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Net income (loss)	$5,976	$(16,082)	$(13,337)	$(11,509)	$24,574
Adjustments:
Depreciation and amortization of real estate assets	67,905	244,182	170,306	90,366	17,073
Gain from sale of real estate	(6,352)	(30,471)	(30,471)	(22,100)	(22,691)
FFO attributable to non-controlling interest	(4,162)	(14,216)	(10,520)	(7,008)	(3,312)
Net income attributable to preferred stock and units	(159)	(12,105)	(9,585)	(6,390)	(3,195)
FFO to common stockholders and unitholders	63,208	171,308	106,393	43,359	12,449
Specified items impacting FFO:
Acquisition-related expenses	—	43,336	43,442	43,525	6,044
FFO (excluding specified items) to common stockholders and unitholders	$63,208	$214,644	$149,835	$86,884	$18,493

Weighted average common stock/units outstanding—diluted	145,894	129,590	124,052	113,162	79,713
FFO per common stock/unit—diluted	$0.43	$1.32	$0.86	$0.38	$0.16
FFO (excluding specified items) per common stock/unit—diluted	$0.43	$1.66	$1.21	$0.77	$0.23
______________________________

(1)	See page 33 for Management’s Statements on FFO and AFFO.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

Quarter To Date	Three Months Ended
Adjusted Funds From Operations (“AFFO”)(1)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

FFO	$63,208	$64,915	$63,052	$30,910	$12,449
Adjustments:
Straight-line rents, net	(4,790)	(5,053)	(8,903)	(10,931)	(3,038)
Amortization of above-market and below-market leases, net	(4,697)	(6,158)	(3,750)	(10,258)	(1,291)
Amortization of above-market and below-market ground leases, net	535	958	515	515	62
Amortization of lease incentive costs	269	94	89	89	86
Amortization of deferred financing costs and loan premium, net	1,015	2,546	1,154	1,551	652
Unrealized loss on ineffective portion of derivative instrument	2,125	—	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(20,217)	(5,727)	(8,598)	(13,301)	(6,191)
Non-cash compensation expense	3,342	2,235	2,034	2,003	2,149
AFFO	$40,790	$53,810	$45,593	$578	$4,878

Weighted average common stock/units outstanding—diluted	145,894	145,946	145,902	145,849	79,713
AFFO per common stock/unit—diluted	$0.28	$0.37	$0.31	$—	$0.06
Dividends paid to common stock and unitholders	$29,802	$29,138	$18,226	$18,224	$10,287
AFFO payout ratio	73.1%	54.1%	40.0%	3,152.9%	210.9%

Year To Date	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Adjusted Funds From Operations (“AFFO”)(1)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

FFO	$63,208	$171,308	$106,393	$43,359	$12,449
Adjustments:
Straight-line rents, net	(4,790)	(27,925)	(22,872)	(13,969)	(3,038)
Amortization of above-market and below-market leases, net	(4,697)	(21,457)	(15,299)	(11,549)	(1,291)
Amortization of above-market and below-market ground leases, net	535	2,050	1,092	577	62
Amortization of lease incentive costs	269	358	264	175	86
Amortization of deferred financing costs and loan premium, net	1,015	5,903	3,357	2,203	652
Unrealized loss on ineffective portion of derivative instrument	2,125	—	—	—	—
Recurring capital expenditures, tenant improvements and lease commissions	(20,217)	(33,817)	(28,090)	(19,492)	(6,191)
Non-cash compensation expense	3,342	8,421	6,186	4,152	2,149
AFFO	$40,790	$104,841	$51,031	$5,456	$4,878

Weighted average common stock/units outstanding—diluted	145,894	129,590	124,052	113,162	79,713
AFFO per common stock/unit—diluted	$0.28	$0.81	$0.41	$0.05	$0.06
Dividends paid to common stock and unitholders	$29,802	$75,875	$46,737	$28,511	$10,287
AFFO payout ratio	73.1%	72.4%	91.6%	522.6%	210.9%
_____________________________

(1)	See page 33 for Management’s Statements on FFO and AFFO.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

DEBT SUMMARY
(Tabular amounts in thousands)
The following table sets forth information with respect to our outstanding indebtedness as of March 31, 2016 and December 31, 2015, excluding net deferred financing costs related to unsecured revolving credit facility and undrawn term loans.

	March 31, 2016			December 31, 2015
	Principal Amount	Unamortized Loan Premium and Deferred Financing Costs, net		Principal Amount	Unamortized Loan Premium and Deferred Financing Costs, net		Interest Rate(1)	Contractual Maturity Date		Annual Debt Service (12)	Balance at Maturity
Unsecured Loans
Unsecured Revolving Credit Facility(2)	$50,000	$—		$230,000	$—		LIBOR+ 1.15% to 1.85%	4/1/2019	(11)	$—	$50,000
5-Year Term Loan due April 2020(2)(3)	550,000	(5,243)		550,000	(5,571)		LIBOR+ 1.30% to 2.20%	4/1/2020		—	550,000
5-Year Term Loan due November 2020(2)(13)	—	—		—	—		LIBOR +1.30% to 2.20%	11/17/2020		—	—
7-Year Term Loan due April 2022(2)(4)	350,000	(2,549)		350,000	(2,656)		LIBOR+ 1.60% to 2.55%	4/1/2022		11,235	350,000
7-Year Term Loan due November 2022(2)(14)	—	—		—	—		LIBOR + 1.60% to 2.55%	11/17/2022		—	—
Series A Notes	110,000	(1,049)		110,000	(1,011)		4.34%	1/2/2023		4,774	110,000
Series B Notes	259,000	(2,462)		259,000	(2,378)		4.69%	12/16/2025		12,147	259,000
Series C Notes	56,000	(576)		56,000	(509)		4.79%	12/16/2027		2,682	56,000
Total Unsecured Loans	1,375,000	(11,879)		1,555,000	(12,125)					30,838	1,375,000

Mortgage Loans
Mortgage loan secured by Pinnacle II(5)	85,914	873	(6)	86,228	1,310	(6)	6.31%	9/6/2016		6,754	85,301
Mortgage loan secured by 901 Market	30,000	(83)		30,000	(119)		LIBOR+2.25%	10/31/2016		—	30,000
Mortgage loan secured by Rincon Center(7)	101,836	(315)		102,309	(355)		5.13%	5/1/2018		7,195	97,852
Mortgage loan secured by Sunset Gower/Sunset Bronson(8)	115,001	(2,055)		115,001	(2,232)		LIBOR+2.25%	3/4/2019	(11)	—	115,001
Mortgage loan secured by Met Park North(9)	64,500	(481)		64,500	(509)		LIBOR+1.55%	8/1/2020		2,393	64,500
Mortgage loan secured by 10950 Washington(7)	28,288	(404)		28,407	(421)		5.32%	3/11/2022		2,003	24,981
Mortgage loan secured by Pinnacle I(10)	129,000	(669)		129,000	(694)		3.95%	11/7/2022		5,172	117,190
Mortgage loan secured by Element L.A.	168,000	(2,521)		168,000	(2,584)		4.59%	11/6/2025		7,716	168,000
Total mortgage loans	722,539	(5,655)		723,445	(5,604)					31,233	702,825
Total	$2,097,539	$(17,534)		$2,278,445	$(17,729)					$62,071	$2,077,825
_____________________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of March 31, 2016, which may be different than the interest rates as of December 31, 2015 for corresponding indebtedness.

(2)	Our Company has the option to make an irrevocable election to change the interest rate depending on our credit rating. As of March 31, 2016, no such election has been made.

(3)	Effective May 1, 2015, $300.0 million of the $550.0 million term loan has been effectively fixed at 2.66% to 3.56% per annum through the use of an interest rate swap.

(4)	Effective May 1, 2015, the outstanding balance of the term loan has been effectively fixed at 3.21% to 4.16% per annum through the use of an interest rate swap.

(5)
This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(6)	Represents unamortized premium amount of the non-cash mark-to-market adjustment.

(7)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(8)
Through February 11, 2016, interest on $92.0 million of the outstanding loan balance was effectively capped at 5.97% and 4.25% on $50.0 million and $42.0 million, respectively, of the loan through the use of two interest rate caps. These interest rate caps were not renewed after maturity.

(9)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through use of an interest rate swap.

(10)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(11)	The maturity date may be extended once for an additional one-year term.

(12)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of interest rate contracts on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of March 31, 2016. Amount doesn't include interest payment of variable rate loans that are partially effectively fixed through interest rate contracts.

(13)	On May 3, 2016, $175.0 million of this loan has been drawn.

(14)
On May 3, 2016, $125.0 million of this loan has been drawn. Additionally, our Company entered into an interest rate swap on this loan to effectively fix the interest rate at 3.03% to 3.98% as of June 1, 2016.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
SAME-STORE
Greater Seattle, Washington
Met Park North	Lake Union	190,748	95.7%	95.7%	$5,052,057	$27.67
Northview	Lynnwood	182,009	87.7	93.0	3,382,642	21.19
Merrill Place	Pioneer Square	163,768	77.0	78.8	3,340,891	26.50
505 First Avenue	Pioneer Square	288,140	96.9	97.4	6,006,259	21.50
83 King Street	Pioneer Square	184,083	86.4	90.0	4,392,746	27.60
Subtotal		1,008,748	89.9%	91.9%	$22,174,595	$24.45
San Francisco Bay Area, California
1455 Market Street	San Francisco	1,025,833	96.4%	99.5%	$33,035,737	$33.40
222 Kearny Street	San Francisco	148,797	84.4	91.8	5,608,875	44.68
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,074,137	56.23
625 Second Street	San Francisco	138,080	73.8	73.8	5,150,763	50.52
875 Howard Street	San Francisco	230,443	99.0	99.0	5,696,651	24.98
Rincon Center	San Francisco	580,850	85.9	87.6	21,483,134	43.05
Subtotal		2,178,676	91.7%	94.1%	$74,049,297	$37.06
Los Angeles, California
Pinnacle I	Burbank	393,777	86.2%	94.2%	$14,093,988	$41.52
Pinnacle II	Burbank	230,000	100.0	100.0	9,099,401	39.56
6922 Hollywood	Hollywood	205,523	86.1	86.1	7,879,501	44.55
Technicolor Building	Hollywood	114,958	100.0	100.0	4,873,345	42.39
Del Amo Office Building	Torrance	113,000	100.0	100.0	3,327,208	29.44
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,624,147	41.41
10900 Washington	West Los Angeles	9,919	100.0	100.0	391,602	39.48
10950 Washington	West Los Angeles	159,024	100.0	100.0	5,930,628	37.29
604 Arizona	West Los Angeles	44,260	100.0	100.0	1,944,237	43.93
9300 Wilshire	West Los Angeles	61,224	89.3	92.2	2,405,405	44.01
Subtotal		1,395,061	93.6%	96.0%	$52,569,462	$40.27
Total Same-store		4,582,485	91.9%	94.2%	$148,793,354	$35.34
NON-SAME-STORE
San Francisco Bay Area, California
3400 Hillview	Palo Alto	207,857	100.0%	100.0%	$12,946,581	$62.29
Clocktower Square	Palo Alto	100,344	96.9	96.9	6,526,693	67.14
Foothill Research	Palo Alto	195,376	100.0	100.0	12,495,934	63.96
Lockheed	Palo Alto	42,899	100.0	100.0	1,651,286	38.49
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	3,982,066	89.85
Embarcadero Place	Palo Alto	197,402	98.8	98.8	7,028,573	36.02
Towers at Shore Center	Redwood Shores	334,483	89.7	90.5	26,230,799	87.45
Skyway Landing	Redwood Shores	247,173	92.7	96.2	9,622,145	42.01
901 Market Street	San Francisco	206,199	100.0	100.0	9,680,695	46.94
1740 Technology	North San Jose	206,876	99.1	99.1	6,882,585	33.56
Concourse	North San Jose	944,386	94.7	96.6	26,288,850	29.40
Skyport Plaza	North San Jose	418,086	98.7	98.7	9,607,155	23.29
Campus Center	Silicon Valley	471,580	100.0	100.0	15,279,192	32.40
Subtotal		3,618,274	96.8%	97.6%	$148,222,554	$42.33

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Los Angeles, California
Element LA	West Los Angeles	284,037	100.0%	100.0%	$14,960,821	$52.67
Subtotal		284,037	100.0%	100.0%	$14,960,821	$52.67
Total Non-same-store		3,902,311	97.0%	97.8%	163,183,375	$43.11
Total Stabilized		8,484,796	94.2%	95.8%	$311,976,729	$39.02
LEASE-UP
San Francisco Bay Area, California
One Bay Plaza	Burlingame	195,739	78.3%	78.3%	$5,309,232	$34.62
Metro Center	Foster City	730,215	57.5	58.8	18,836,597	44.88
Page Mill Center	Palo Alto	176,245	87.2	99.9	10,010,883	65.11
Palo Alto Square	Palo Alto	328,251	86.6	96.2	20,461,282	71.99
333 Twin Dolphin Plaza	Redwood Shores	182,789	73.3	73.3	6,705,059	50.03
555 Twin Dolphin Plaza	Redwood Shores	198,936	89.7	89.7	7,928,055	44.41
Shorebreeze	Redwood Shores	230,932	70.8	71.7	7,398,363	45.22
Gateway	North San Jose	609,093	83.8	84.1	14,397,511	28.19
Metro Plaza	North San Jose	456,921	82.6	82.7	11,507,012	30.50
Peninsula Office Park	San Mateo	510,789	81.6	81.6	17,329,572	41.59
Techmart Commerce	Silicon Valley	284,440	78.6	85.0	8,369,693	37.42
Total Lease-up		3,904,350	77.2%	79.4%	128,253,259	$42.53

TOTAL IN-SERVICE		12,389,146	88.9%	90.7%	$440,229,988	$39.98

___________________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held-for-sale, and land properties described on pages 16 and 17. As of March 31, 2016, we had two office development properties under construction, six office redevelopment properties under construction, one property held-for-sale and eight land properties (see pages 16 and 17). We define lease-up properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92.0% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2016, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2016, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2016. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lake Union	1	190,748	182,590	95.7%	182,590	95.7%	$5,052,057	$27.67
Lynnwood	1	182,009	159,670	87.7	169,240	93.0	3,382,642	21.19
Pioneer Square	3	635,991	564,519	88.8	575,247	90.4	13,739,896	24.34
Subtotal	5	1,008,748	906,779	89.9%	927,077	91.9%	$22,174,595	$24.45

San Francisco Bay Area, California
Palo Alto	6	789,491	782,761	99.1%	782,761	99.1%	$44,631,132	$57.02
Redwood Shores	2	581,656	529,001	90.9	540,577	92.9	35,852,944	67.77
San Francisco	7	2,384,875	2,204,558	92.4	2,256,782	94.6	83,729,992	37.98
North San Jose	3	1,569,348	1,511,735	96.3	1,529,773	97.5	42,778,589	28.30
Silicon Valley	1	471,580	471,580	100.0	471,580	100.0	15,279,192	32.40
Subtotal	19	5,796,950	5,499,635	94.9%	5,581,473	96.3%	$222,271,849	$40.42

Los Angeles, California
Burbank	2	623,777	569,490	91.3%	601,078	96.4%	$23,193,389	$40.73
Hollywood	2	320,481	291,840	91.1	291,840	91.1	12,752,847	43.70
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
West Los Angeles	6	621,840	615,273	98.9	617,084	99.2	28,256,839	45.93
Subtotal	11	1,679,098	1,589,603	94.7%	1,623,002	96.7%	$67,530,283	$42.48

Total Stabilized	35	8,484,796	7,996,017	94.2%	8,131,552	95.8%	$311,976,727	$39.02

LEASE-UP

San Francisco Bay Area, California
Burlingame	1	195,739	153,341	78.3%	153,341	78.3%	$5,309,232	$34.62
Foster City	1	730,215	419,681	57.5	429,474	58.8	18,836,597	44.88
Palo Alto	2	504,496	437,978	86.8	492,048	97.5	30,472,165	69.57
Redwood Shores	3	612,657	476,145	77.7	478,081	78.0	22,031,476	46.27
North San Jose	2	1,066,014	888,060	83.3	890,279	83.5	25,904,524	29.17
San Mateo	1	510,789	416,696	81.6	416,696	81.6	17,329,572	41.59
Silicon Valley	1	284,440	223,669	78.6	241,828	85.0	8,369,693	37.42

Total Lease-up	11	3,904,350	3,015,570	77.2%	3,101,747	79.4%	$128,253,259	$42.53

TOTAL IN-SERVICE	46	12,389,146	11,011,587	88.9%	11,233,299	90.7%	$440,229,986	$39.98
___________________________
Refer to footnotes on page 14.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Greater Seattle, Washington
Merrill Place Theater Building	Pioneer Square	29,385	—	—%	—%	$—	$—	$—
Subtotal		29,385	—	—%	—	—%	$—	$—
San Francisco Bay Area, California
875 Howard (1st Floor)	San Francisco	55,827	—	—	—	—	—	—
Subtotal		55,827	—	—%	—	—%	$—	$—
Los Angeles, California
12655 Jefferson	West Los Angeles	100,756	—	—%	100,756	100.0%	$—	$—
3402 Pico (Existing Office)	West Los Angeles	50,687	—	—	—	—	—	—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
405 Mateo	Downtown Los Angeles	83,285	—	—	—	—	—	—
Subtotal		355,665	—	—%	100,756	28.3%	$—	$—
Total Redevelopment		440,877	—	—%	100,756	22.9%	—	$—
DEVELOPMENT
Greater Seattle, Washington
Merrill Place—450 Alaskan Way	Pioneer Square	166,800	—	—%	91,357	54.8%	—	$—
Subtotal		166,800	—	—%	91,357	54.8%	$—	$—
Los Angeles, California
Icon—Building I Tower	Hollywood	323,273	—	—%	323,273	100.0%	$—	$—
Icon—Building II	Hollywood	90,000	—	—	—	—	—	—
Total Icon		413,273	—	—%	323,273	78.2%	$—	$—
Total Development		580,073	—	—%	414,630	71.5%	—	$—

HELD FOR SALE
Patrick Henry Drive(5)	Silicon Valley	70,520	—	—%	—	—%	$—	$—
Total Held For Sale		70,520	—	—%	—	—%	—	$—
TOTAL		1,091,470	—	—%	515,386	47.2%	—	$—
______________________________

(1)	Excludes in-service properties and land assets (see pages 13, 14 and 17).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2016, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2016, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2016. Annualized base rent does not reflect tenant reimbursements.

(5)	This property was sold on April 7, 2016.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Skyport Plaza	North San Jose	350,000	13.2%
Campus Center	Silicon Valley	946,350	35.9
Subtotal		1,296,350	49.1%

Los Angeles, California
Sunset Bronson—Lot A	Hollywood	300,000	11.4%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.8
Sunset Gower— Redevelopment	Hollywood	423,396	16.0
Element LA	West Los Angeles	500,000	18.9
3402 Pico (Future Office)	West Los Angeles	99,313	3.8
3402 Pico (Residential)(3)	West Los Angeles	TBD	—
Subtotal		1,342,525	50.9%

TOTAL		2,638,875	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Management estimates that 3402 Pico (Residential) could be improved with up to 4 residential units.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	571,626	65.0%	82.1%	$14,771,446	$31.47
Sunset Bronson	308,026	35.0	80.6	7,442,041	29.96

TOTAL	879,652	100.0%	81.6%	$22,213,487	$30.95
______________________________

(1)
Prior to the three-month period ended December 31, 2015, occupancy trends for the media and entertainment portfolio were calculated using the gross square footage as determined in connection with the acquisitions of the Sunset Gower Studios and Sunset Bronson Studios properties in 2007 and 2008, respectively.  However, since these acquisitions, certain space has been either reconfigured to improve its use or characterized as structural vacancy.  During the prior quarter, we reexamined the history of space utilization at both media and entertainment properties, adjusting the segment’s occupancy trends to reflect the utilization of certain production support space and building management uses as occupancy and to eliminate structurally vacant space (i.e. electrical plant, utility areas, and covered pathways) from the available square footage.  The revised methodology is more in keeping with that used to calculate occupancy in the office portfolio and, for consistency, has been used to recalculate historic occupancy for the media and entertainment portfolio.  For the 12 months ended March 31, 2016, the average leased percentage for the media and entertainment properties increased to 81.6% from 76.5% for the same period a year ago. By way of comparison, under the prior methodology, the reported average percent leased for the 12 months ended March 31, 2015 was 71.6%.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended March 31, 2016.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended March 31, 2016, excluding tenant reimbursements.

(4)
Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) the average square footage under lease during the 12 months ended March 31, 2016

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period						Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased		Project Costs as of 3/31/16		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
Merrill Place (450 Alaskan Way)	Seattle	Q1-2016	Q4-2017	Q1-2018	166,800	54.8%		$10,853	(5)	$92,696	(5)	6.7%
Los Angeles, California
Icon—Building I Tower(6)	Hollywood	Q4-2014	Q4-2016	Q3-2018	323,273	100.0%		N/A		N/A		N/A
Icon—Building II	Hollywood	Q1-2016	Q3-2017	Q3-2018	90,000	—%		N/A		N/A		N/A
Total Icon					413,273	78.2%	(7)	$89,851		$200,813		8.8%
12655 Jefferson	Playa Del Rey	Q2-2015	Q2-2016	Q3-2016	100,756	100.0%		45,119		60,891		7.2%
3402 Pico (Existing Office)	Santa Monica	Q3-2015	Q2-2016	TBD	50,687	N/A		21,223	(8)	24,276	(8)	9.4%
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q2-2018	120,937	N/A		54,164	(9)	94,774	(9)	6.4%

Total Under Construction					852,453			$221,210		$473,450
FUTURE DEVELOPMENT PIPELINE
Greater Seattle, Washington
Merrill Place Theater Building	Seattle	TBD	TBD	TBD	29,385	N/A		N/A		TBD		TBD
San Francisco Bay Area, California
Skyport Plaza	North San Jose	TBD	TBD	TBD	350,000	N/A		$10,500	(10)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350	N/A		7,000	(11)	TBD		TBD
Los Angeles, California
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816	N/A		N/A		TBD		TBD
Sunset Bronson—Lot A	Hollywood	TBD	TBD	TBD	300,000	N/A		2,233	(12)	TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A		N/A		TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A		N/A		TBD		TBD

3402 Pico (Future Office)(13)	Santa Monica	TBD	TBD	TBD	99,313	N/A		N/A		TBD		TBD
3402 (Residential)	Santa Monica	TBD	TBD	TBD	N/A	N/A		N/A		TBD		TBD
Total 3402 Pico Future Development					99,313	N/A		$5,966	(14)	TBD		TBD

405 Mateo	Los Angeles	TBD	TBD	TBD	83,285	N/A		40,209	(15)	TBD		TBD
Total Future Development Pipeline					2,751,545
__________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of March 31, 2016 and Total Estimated Project Costs for Merrill Place (450 Alaskan Way) include $7.0 million for management’s estimate of allocated land and acquisition costs.

(6)
The Icon development consists of a 14-story office tower (Icon—Building 1 Tower), a five-story mid-rise office building (Icon—Building II), and 1,635-stall parking structure. The parking structure was completed within the fourth quarter of 2015. The estimated completion and stabilization dates for each of the buildings is reflected in the table above. Since the costs of the parking structure and certain other development costs are attributable to both buildings, estimated project costs and stabilized yield on project costs are shown on a combined basis for the entire Icon development. Total Estimated Project Costs for Icon exclude land.

(7)
Netflix, Inc. is anticipated to commence 273,749 square feet on January 1, 2017. The lease will commence six months after the anticipated delivery date, which is estimated to be July 1, 2016. Netflix is anticipated to occupy an additional 49,524 square feet on July 1, 2018.

(8)
Project Costs as of March 31, 2016 and Total Estimated Project Costs for 3402 Pico (Existing Office) include approximately $12.634 million for management’s estimate of allocated land (including existing 50,687-square-foot building) and acquisition costs. Not included in the cost for 3402 Pico (Existing Office) is $5.966 million for management’s estimate of allocated land value for 3402 Pico Future Development.

(9)	Project Costs as of March 31, 2016 and Total Estimated Project Costs for 4th & Traction include approximately $49.402 million of initial acquisition cost for existing 120,937-square-foot building.

(10)	Project Costs as of March 31, 2016 for Skyport Plaza include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of March 31, 2016 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(12)	Project Costs as of March 31, 2016 for Sunset Bronson—Lot A excludes land.

(13)	Estimated rentable square feet for 3402 Pico (Future Office) does not include a 50,687-square-foot existing vacant building.

(14)	Project Costs as of March 31, 2016 for 3402 Pico Future Development include approximately $5.966 million for management’s estimate of allocated land value.

(15)	Project Costs as of March 31, 2016 for 405 Mateo include approximately $40.0 million of initial acquisition costs for the existing 83,285-square-foot building.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended March 31,
	2016	2015	% change
Same-store office statistics(2)
Number of properties	21	21
Rentable square feet	4,582,485	4,582,485
Ending % leased	94.2%	94.1%	0.1%
Ending % occupied	91.9%	93.2%	(1.4)%
Average % occupied for the period	90.4%	91.9%	(1.6)%

Same-store media statistics(3)
Number of properties	2	2
Rentable square feet	879,652	879,652
Average % occupied for the period	81.6%	76.5%	6.7%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended March 31,
	2016	2015	% change
Same-store net operating income—GAAP basis
Total office revenues	$51,318	$47,507	8.0%
Total media revenues	11,245	9,889	13.7
Total revenues	$62,563	$57,396	9.0%

Total office expense	$17,762	$15,955	11.3%
Total media expense	5,952	6,005	(0.9)
Total property expense	$23,714	$21,960	8.0%

Same-store office net operating income—GAAP basis	$33,556	$31,552	6.4%
NOI Margin	65.4%	66.4%	(1.5)%
Same-store media net operating income—GAAP basis	$5,293	$3,884	36.3%
NOI Margin	47.1%	39.3%	19.8%
Same-store total property net operating income—GAAP basis	$38,849	$35,436	9.6%
NOI Margin	62.1%	61.7%	0.6%

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) —CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended March 31,
	2016	2015	% change
Same-store net operating income—Cash basis
Total office revenues	$47,614	$43,455	9.6%
Total media revenues	11,056	9,455	16.9
Total revenues	$58,670	$52,910	10.9%

Total office expense	$17,700	$15,893	11.4%
Total media expense	5,952	6,005	(0.9)
Total property expense	$23,652	$21,898	8.0%

Same-store office net operating income—Cash basis	$29,914	$27,562	8.5%
NOI Margin	62.8%	63.4%	(0.9)%
Same-store media net operating income—Cash basis	$5,104	$3,450	47.9%
NOI Margin	46.2%	36.5%	26.6%
Same-store total property net operating income—Cash basis	$35,018	$31,012	12.9%
NOI Margin	59.7%	58.6%	1.9%
______________________________

(1)	Same-store defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of March 31, 2016.

(2)	See page 13 for same-store office properties.

(3)	See page 18 for same-store media properties.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Reconciliation to net income
Same-store office revenues—Cash basis	$47,614	$43,455
GAAP adjustments to office revenues—Cash basis	3,704	4,052
Same-store office revenues—GAAP basis	$51,318	$47,507

Same-store media revenues—Cash basis	$11,056	$9,455
GAAP adjustments to media revenues—Cash basis	189	434
Same-store media revenues—GAAP basis	$11,245	$9,889

Same-store property revenues—GAAP basis	$62,563	$57,396

Same-store office expenses—Cash basis	$17,700	$15,893
GAAP adjustments to office expenses—Cash basis	62	62
Same-store office expenses—GAAP basis	$17,762	$15,955

Same-store media expenses—Cash basis	$5,952	$6,005
Same-store media expenses—GAAP basis	$5,952	$6,005

Same-store property expenses—GAAP basis	$23,714	$21,960

Same-store net operating income—GAAP basis	$38,849	$35,436
Non-same-store GAAP net operating income	61,033	4,248
General and administrative	(12,503)	(9,200)
Depreciation and amortization	(68,368)	(17,158)
Income from operations	$19,011	$13,326
Interest expense	(17,251)	(5,493)
Interest income	13	53
Unrealized loss on ineffective portion of derivative instruments	(2,125)
Acquisition-related expenses	—	(6,044)
Other (expense) income	(24)	41
Gain on sale of real estate	6,352	22,691
Net income	$5,976	$24,574

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL Three Months Ended March 31, 2016 (Unaudited, in thousands)

	Same-store Office Properties(1)	Non-same-store Office Properties(3)	Development/Redevelopment(3)	Lease-Up Properties(4)	Held-for-Sale(3)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$35,574	$40,751	$—	$29,680	$—	$5,839	$111,844
GAAP Revenue	3,704	1,196	—	5,266	—	189	10,355
Total Rents	$39,278	$41,947	$—	$34,946	$—	$6,028	$122,199

Tenant Reimbursements	$7,873	$9,093	$—	$3,582	$—	$199	$20,747
Parking and Other	4,167	54	23	103	—	5,018	9,365
Total Revenue	$51,318	$51,094	$23	$38,631	$—	$11,245	$152,311

Property operating expenses	17,762	15,195	(21)	14,466	—	5,952	53,354
Property GAAP Net Operating Income	$33,556	$35,899	$44	$24,165	$—	$5,293	$98,957

Square Feet	4,582,485	3,902,311	1,020,950	3,904,350	70,520	879,652	14,360,268
Ending % Leased	94.2%	97.8%	50.5%	79.4%	—%	81.6%	86.8%
Ending % Occupied	91.9%	97.0%	—%	77.2%	—%	81.6%	81.7%
NOI Margin	65.4%					47.1%	65.0%
Property GAAP Net Operating Income	$33,556	$35,899	$44	$24,165	$—	$5,293	$98,957
Less : GAAP Revenue	(3,704)	(1,196)	—	(5,266)	—	(189)	(10,355)
Add : GAAP Expense	62	431	—	42	—	—	535
Property Cash Net Operating Income	$29,914	$35,134	$44	$18,941	$—	$5,104	$89,137

Net Income Reconciliation	Q1-2016
Property GAAP Net Operating Income	$98,957
Broadway Note	898
Disposed Asset	(254)
Other Income/Inter-Company Eliminations	281
Total GAAP Net Operating Income	$99,882
General and administrative	(12,503)
Depreciation and amortization	(68,368)	(1) See page 13 for same-store office properties.
Income from operations	$19,011	(2) See page 14 for non-same-store properties.
Interest expense	(17,251)	(3) See page 16 for redevelopment, development and held-for-sale properties.
Interest income	13	(4) See page 14 for lease-up properties.
Unrealized loss on ineffective portion of derivative instrument	(2,125)	(5) See page 18 for same-store media properties.
Other expenses (income)	(24)
Gain on sale of real estate	6,352
Net Income	$5,976

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Three Months Ended March 31, 2016
Total Gross Leasing Activity
Rentable square feet	816,031
Gross New Leasing Activity
Rentable square feet	599,203
New cash rate	$52.54
Gross Renewal Leasing Activity
Rentable square feet	216,828
Renewal cash rate	$48.54
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	234,742
Early termination (square feet)	81,570
Total	316,312
Net Absorption
Leased rentable square feet	282,891
Cash Rent Growth(1)
Expiring rate	$31.19
New/renewal rate	$51.68
Change	65.7%
Straight-Line Rent Growth(2)
Expiring Rate	$28.62
New/renewal rate	$49.42
Change	72.7%
Weighted Average Lease Terms
New (in months)	108.4
Renewal (in months)	60.3

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended March 31, 2016
	Total	Annual
New leases	$77.56	$8.59
Renewal leases	$13.91	$2.77
Blended	$60.65	$7.61
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California
Embarcadero Place	Palo Alto	11,802	3/1/2016	9/1/2016	$45.00	8/31/2026

Los Angeles, California
604 Arizona(3)	West Los Angeles	44,260	2/1/2016	5/1/2016	$42.65	2/28/2026

______________________________

(1)
Consists of leases greater than 10,000 square feet which commenced on or prior to March 31, 2016, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three month period ending March 31, 2016.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2016, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)	Effective February 1, 2016, the terms of the existing lease with Real Office Centers Corporation at 604 Arizona was extended to February 28, 2026 with three months of up-front rent abatement.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

QUARTERLY UNCOMMENCED/BACKFILL — NEXT EIGHT QUARTERS(1)

	Q2 2016		Q3 2016		Q4 2016		Q1 2017			Q2 2017		Q3 2017		Q4 2017			Q1 2018
Location	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)		SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)		SF	Starting Rent/sf(2)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Lynnwood	9,570	17.25	—	—	—	—	—	—		—	—	—	—	—	—		—	—
Pioneer Square	9,374	31.18	1,354	22.66	—	—	—	—		—	—	—	—	91,357	38.00	(3)	—	—
Subtotal	18,944	$24.14	1,354	$22.66	—	$—	—	$—		—	$—	—	$—	91,357	$38.00		—	$—
San Francisco Bay Area, California
Burlingame	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Foster City	—	—	—	—	9,793	67.20	—	—		—	—	—	—	—	—		—	—
Palo Alto	39,314	73.18	26,080	85.20	—	—	—	—		—	—	—	—	—	—		—	—
Redwood Shores	13,512	55.24	—	—	—	—	—	—		—	—	—	—	—	—		—	—
San Bruno	—	—	—	—	—	—	—	—		—	—	—	—	—	—		—	—
San Francisco	41,975	44.07	10,249	66.69	—	—	—	—		38,739	70.84	—	—	—	—		—	—
North San Jose	30,346	37.02	7,893	37.44	—	—	—	—		—	—	—	—	—	—		—	—
San Mateo	—	—	—	—	—	—	—	—		—	—	—	—	—	—		—	—
Silicon Valley	14,388	39.39	—	—	3,771	46.80	—	—		—	—	—	—	—	—		—	—
Subtotal	139,535	$51.34	44,222	$72.39	13,564	$61.53	—	$—		38,739	$70.84	—	$—	—	$—		—	$—
Los Angeles, California
Burbank	—	$—	31,588	$40.80	—	$—	—	$—		—	$—	—	$—	—	$—		—	$—
Downtown Los Angeles	—	—	—	—	—	—	—	—		—	—	—	—	—	—		—	—
Hollywood	—	—	—	—	—	—	273,749	54.00	(4)	—	—	—	—	—	—		—	—
Torrance	—	—	—	—	—	—	—	—		—	—	—	—	—	—		—	—
West Los Angeles	19,678	52.63	113,189	49.56	—	—	—	—		—	—	—	—	—	—		—	—
Subtotal	19,678	$52.63	144,777	$47.65	—	$—	273,749	$54.00		—	$—	—	$—	—	$—		—	$—

TOTAL	178,157	$48.59	190,353	$53.22	13,564	$61.53	273,749	$54.00		38,739	$70.84	—	$—	91,357	$38.00		—	$—

______________________

(1)
Consists of (i) uncommenced leases, defined as new leases with respect to vacant space, and (ii) backfill leases, defined as new leases with respect to occupied space, in either case executed on or prior to March 31, 2016 but with commencement dates after March 31, 2016 and within the next eight quarters.

(2)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Saltchuk Resources, Inc. is anticipated to commence on November 1, 2017.

(4)
Netflix, Inc. is anticipated to commence 273,749 square feet on January 1, 2017. The lease will commence 6 months after the anticipated delivery date, which is estimated to be July 1, 2016. Netflix is anticipated to occupy an additional 49,524 square feet on July 1, 2018.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS(1)

	Q2 2016(2)		Q3 2016		Q4 2016			Q1 2017			Q2 2017		Q3 2017			Q4 2017			Q1 2018
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	600	$43.70		—	$—		—	$—	—	$—		—	$—		—	$—
Lynnwood	44,908	18.50	—	—	—	—		—	—		—	—	—	—		6,049	20.50		2,343	20.76
Pioneer Square	—	—	—	—	8,349	25.67		6,000	28.50		—	—	—	—		3,260	33.00		—	—
Subtotal	44,908	$18.50	—	$—	8,949	$26.88		6,000	$28.50		—	$—	—	$—		9,309	$24.88		2,343	$20.76
San Francisco Bay Area, California
Burlingame	10,743	$30.59	4,139	$32.15	3,637	$33.10		—	$—		10,162	$38.26	2,707	$36.23		10,536	$37.36		11,969	$40.60
Foster City	—	—	4,329	57.15	17,199	45.34		39,294	39.48		7,868	53.94	5,577	56.96		25,668	52.13		11,507	44.67
Palo Alto	58,323	30.95	39,199	44.45	41,694	43.06		80,944	76.30		25,952	65.30	2,199	90.00		121,754	72.55	(10)	37,393	78.98
Redwood Shores	59,032	38.43	43,718	116.13	32,580	40.10		33,140	44.19		28,393	49.75	57,436	41.73		54,755	56.02		98,806	43.96
San Bruno	—	—	—	—	—	—		—	—		—	—	—	—		—	—		—	—
San Francisco	39,908	29.77	16,252	38.45	3,515	37.73		157,873	35.08	(6)	32,050	33.63	138,531	46.96	(8)	187,529	11.43	(11)	20,842	47.43
North San Jose	51,762	28.85	70,259	30.48	145,586	30.58	(5)	158,304	30.68	(7)	95,994	30.23	481,002	26.05	(9)	118,591	29.24	(12)	232,309	35.80	(13)
San Mateo	46,045	38.28	14,355	43.46	9,583	41.46		7,182	46.84		39,045	43.21	7,576	43.92		15,661	36.70		31,865	39.57
Silicon Valley	19,704	33.12	15,471	33.72	16,409	37.63		—	—		7,109	41.57	31,596	32.11		14,916	40.29		4,876	44.78
Subtotal	285,517	$33.27	207,722	$53.49	270,203	$35.53		476,737	$41.79		246,573	$40.08	726,624	$32.19		549,410	$37.17		449,567	$42.45
Los Angeles, California
Burbank	—	$—	4,953	$44.18	9,005	$44.50		—	$—		—	$—	—	$—		8,257	$39.00		3,413	$45.89
Downtown Los Angeles	—	—	—	—	—	—		—	—		—	—	—	—		—	—		—	—
Hollywood	—	—	—	—	—	—		—	—		2,664	—	—	—		—	—		10,000	50.50
Torrance	—	—	—	—	—	—		—	—		—	—	—	—		—	—		—	—
West Los Angeles	30,300	29.75	—	—	3,047	40.66		—	—		8,841	50.36	5,253	65.42		1,125	47.64		4,107	41.92
Subtotal	30,300	$29.75	4,953	$44.18	12,052	$43.53		—	$—		11,505	$38.70	5,253	$65.42		9,382	$40.04		17,520	$47.59
TOTAL	360,725	$31.14	212,675	$53.28	291,204	$35.60		482,737	$41.63		258,078	$40.02	731,877	$32.43		568,101	$37.01		469,430	$42.53
Expirations as % of In-Service Portfolio	2.9%		1.7%		2.4%			3.9%			2.1%		5.9%			4.6%			3.8%
______________________

(1)	The following schedule does not reflect 39,886 square feet that expired on March 31, 2016.

(2)	Q1 2016 expiring square footage does not include 45,129 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)
The top three expiring tenants based on annual base rent by property and square footage: (i) RGN-National Business Centers, LLC at Gateway Center for 44,957 square feet; (ii) Virtual Instruments at Metro Plaza for 25,621 square feet; and (iii) Atrenta, Inc. at Gateway Center for 18,188 square feet.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

(6)
The top three expiring tenants based on annual base rent by property and square footage: (i) GSA at 1455 Market for 71,729 square feet; (ii) Fox Interactive at 625 Second Street for 34,595 square feet; and (iii) Carat USA, Inc. at 875 Howard for 33,291 square feet.

(7)
The top three expiring tenants based on annual base rent by property and square footage: (i) FICO at Metro Plaza for 45,154 square feet; (ii) Bowman & Brooke, LLP at Concourse for 18,411 square feet; and (iii) Level Communications at Concourse for 13,258 square feet.

(8)	The total expiring square footage consists of: (i) AIG, Inc at Rincon Center for 132,600 square feet and (ii) Globant at 875 Howard for 5,931 square feet.

(9)
The top three expiring tenants based on annual base rent by property and square footage: (i) Qualcomm at Skyport Plaza for 365,502 square feet. Subsequent to March 31, 2016, Qualcomm entered into an amendment to extend their existing lease for 365,502 square feet effective April 1, 2016 through July 31, 2022 at a starting base rental rate of $34.20 psf ; (ii) NTT America, Inc. at Concourse for 28,930 square feet; and (iii) Mega Chips Technology at Gateway Center for 23,146 square feet.

(10)
The top three expiring tenants based on annual base rent by property and square footage: (i) Robert Bosch, LLC at Foothill Research for 72,417 square feet; (ii) K&L Gates LLP at Clocktower Square for 28,305 square feet; and (iii) Zoox at 2180 Sandhill for 18,773 square feet.

(11)
The total expiring square footage consists of: (i) Bank of America at 1455 Market for 185,021 square feet; (ii) Rickey L. Liu at Rincon Center for 1,271 square feet; and (iii) Pepe’s Taqueria at Rincon Center for 1,237 square feet.

(12)
The top three expiring tenants based on annual base rent by property and square footage: (i) Haynes and Boone, LLP at Gateway Center for 23,233 square feet; (ii) Murata Electronics North America at Metro Plaza for 18,782 square feet; and (iii) Hensel Phelps Construction at Concourse for 13,688 square feet.

(13)
The top three expiring tenants based on annual base rent by property and square footage: (i) Nutanix, Inc. at 1740 Technology for 137,307 square feet and Metro Plaza for 28,121 square feet; (ii) Lumenis, Inc. at Gateway for 15,227 square feet; and (iii) Mphasis Corporation at Concourse for 5,565 square feet.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases		Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	1,731,931		12.9%
2016	904,490		6.7	$33,308,679	7.0%	$36.83	$37.19
2017	2,040,793	(4)	15.2	72,634,399	15.2	35.59	36.84
2018	1,366,074		10.2	52,148,720	10.9	38.17	40.86
2019	2,090,783		15.6	79,992,997	16.8	38.26	42.15
2020	944,015		7.0	41,649,251	8.7	44.12	49.87
2021	1,150,708		8.6	44,501,833	9.3	38.67	46.17
2022	301,147		2.2	15,109,818	3.2	50.17	63.13
2023	660,558		4.9	21,902,198	4.6	33.16	40.30
2024	135,644		1.0	6,876,219	1.4	50.69	59.73
2025	513,686		3.8	26,231,929	5.5	51.07	64.36
Thereafter	742,186		5.5	44,878,172	9.4	60.47	70.85
Building management use	116,374		0.9	—	—	—	—
Signed leases not commenced(5)	737,098		5.5	38,033,450	8.0	51.60	66.38
Total/Weighted Average	13,435,487		100.0%	$477,267,665	100.0%	$40.78	$46.25
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2016, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2016.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2016.

(4)
Subsequent to March 31, 2016, Qualcomm entered into an amendment to extend their existing lease for 365,502 square feet effective April 1, 2016 through July 31, 2022 at a starting base rental rate of $34.20 psf.

(5)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases on space not occupied as of March 31, 2016 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of March 31, 2016, divided by (ii) square footage under uncommenced leases as of March 31, 2016.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.3%	$19,176,525	4.4%
Weil, Gotshal & Manges LLP(3)	Towers at Shore Center	1	1	Various	101,000	0.7	16,265,637	3.7
Cisco Systems, Inc.(4)	Various	2	2	Various	474,576	3.5	15,377,341	3.5
Riot Games, Inc.(5)	Various	2	2	Various	286,629	2.1	15,108,565	3.4
Uber Technologies, Inc.(6)	Various	2	2	Various	301,412	2.2	14,560,526	3.3
Square, Inc.	1455 Market Street	1	1	9/27/2023	334,284	2.5	10,938,442	2.5
Salesforce.com(7)	Rincon Center	1	1	Various	237,567	1.8	10,855,113	2.5
Stanford(8)	Various	3	2	Various	132,496	1.0	9,235,901	2.1
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.7	9,099,401	2.1
Qualcomm Incorporated(9)	Skyport Plaza	2	1	7/31/2017	365,502	2.7	8,676,239	2.0
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.4	8,169,569	1.9
NetSuite, Inc.(10)	Peninsula Office Park	2	1	Various	166,667	1.2	7,597,987	1.7
EMC Corporation(11)	Various	3	2	Various	294,756	2.2	7,596,737	1.7
AIG, Inc.	Rincon Center	1	1	7/31/2017	132,600	1.0	6,099,600	1.4
GSA(12)	Various	5	4	Various	183,709	1.4	5,574,282	1.3
TOTAL		29	24		3,742,093	27.7%	$164,331,865	37.5%
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(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2016, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Weil, Gotshal & Manges LLP expiration by square footage: (i) 25,320 square feet expiring on August 31, 2016 and (ii) 75,680 square feet expiring on August 31, 2026.

(4)	Cisco Systems, Inc. expirations by property and square footage: (i) 2,996 square feet at Concourse expiring March 31, 2018 and (ii) 471,580 square feet at Campus Center expiring on December 31, 2019.

(5)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze Center expiring on November 30, 2016 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030.

(6)
Uber Technologies, Inc. expirations by property and square footage: (i) 281,166 square feet at 1455 Market expiring on February 28, 2025 and (ii) 20,246 square feet at Skyway Landing expiring March 31, 2017.

(7)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the second quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 59,689 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space.

(8)
Stanford Expirations by property and square footage: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (ii) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022 and (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019.

(9)
Subsequent to March 31, 2016, Qualcomm entered into an amendment to extend their existing lease for 365,502 square feet effective April 1, 2016 through July 31, 2022 at a starting base rental rate of $34.20 psf.

(10)	NetSuite, Inc. expirations by square footage: (i) 38,194 square feet expiring on August 31, 2019 and (ii) 128,473 square feet expiring May 31, 2022.

(11)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

(12)
GSA expirations by property and square footage: (i) 71,729 square feet at 1455 Market Street expiring on February 19, 2017; (ii) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (iii) 28,993 square feet at Northview expiring on April 4, 2020; (iv) 33,582 square feet at Rincon Center expiring May 31, 2020; and (v) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Business Services	880,006	7.1%
Educational	94,002	1.1
Financial Services	389,331	1.7
Insurance	370,993	3.2
Legal	703,781	11.3
Media & Entertainment	1,380,395	13.5
Other	1,090,259	9.5
Real Estate	87,725	0.9
Retail	590,788	4.2
Technology	4,803,326	42.3
Advertising	125,220	0.9
Government	302,488	2.1
Healthcare	193,273	2.2
TOTAL	11,011,587	100.0%
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(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2016 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.